EXHIBIT 4.1



FT       Interactive Data
         FINANCIAL TIMES

100 William Street
New York, NY 10038 USA

Tel: (212) 269-6300
Fax: (212) 771-6929
www.FTInteractiveData.com

                                  July 9, 2001


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         RE:      Van Kampen Focus Portfolios

                  The DowSM Strategic 10 Portfolio, July 2001 Series The DowSM Strategic 5 Portfolio, July 2001 Series NasdaqSM Strategic 10 Portfolio, July 2001 Series Strategic Picks Opportunity Trust, July 2001 Series EAFEsm Strategic 20 Portfolio, July 2001 Series

                  (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-62754

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  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to FT Interactive Data, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano

                                           Director Fixed Income Data Operations